CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) dated April 24, 2014, is entered into by and between JJAT Corp., a Delaware corporation (“Contributor”) and KoKo (Camden) Holdings (US), Inc., a Delaware Corporation, (the “Company”). This contribution is made with reference to the following facts and circumstances:

Recitals:

A.            Contributor is the owner, beneficially and of record, of all of the Company’s issued and outstanding shares of capital stock.

B.            Contributor is the owner, beneficially and of record, of two ordinary shares of stock of KoKo (Camden) Limited, which such shares constitute all of the issued and outstanding capital stock of KoKo (Camden) Limited (the “Shares”).

C.            Pursuant to this Agreement, Contributor desires to contribute the Shares to the capital of the Company in a transaction coming within the purview of Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”), and the corresponding provisions of applicable state income tax laws.

Agreement:

NOW, THEREFORE, the parties hereby agree as follows:

1.            Contribution of Shares.

(a)          Contributor hereby contributes to the capital of the Company all of its right, title and interest in and to the Shares, and the Company hereby accepts said contribution to capital. Concurrently herewith, Contributor shall deliver to the Company certificate(s) evidencing the Shares, accompanied by duly a executed stock transfer form, substantially in the form attached hereto as Exhibit A and shall cause such stock transfer to be registered (subject only to their being duly stamped (if required)) notwithstanding any provision to the contrary in the articles of association of KoKo (Camden) Limited.

(b)          The parties hereto hereby acknowledge and agree that immediately after the contribution to capital contemplated by this Agreement, Contributor will be in “control” of the Company within the meaning of Section 351(a) of the Code.

(c)          As Contributor owns all of the issued and outstanding capital shares of the Company, the Company shall not issue additional shares of its capital stock in consideration of the contribution to the Company’s capital contemplated by this Agreement.

(d)          It is the intent of the parties to this Agreement that the contribution to capital to the Company contemplated by this Agreement not result in the recognition of taxable income under the Code or the corresponding provisions of applicable state income tax laws.

2.             Representations and Warranties of Contributor. Contributor hereby represents and warrants to the Company that:

(a)          Contributor has good and marketable title to the Shares, and Contributor has not transferred, assigned or encumbered any portion thereof to any other person;

(b)          Contributor has all necessary power and authority to contribute to the Company the Shares described in this Agreement;

(c)          Contributor is not prohibited from entering into this Agreement by any contract, loan agreement or other obligation by which it is bound; and

(d)          The Shares being contributed are free and clear of any claims, liens, pledges, options, charges, encumbrances, security interests or other rights of third parties, whether voluntarily incurred or arising by operation of law.

3.            Covenants of the Parties. The parties hereby agree to take such other and further actions and to execute and deliver such other and further documents as may be necessary or advisable, in the judgment of Contributor or the Company, to carry out the transactions contemplated by this Agreement.

4.            Miscellaneous.

(a)          This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)          This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

(c)          This Agreement constitutes the entire agreement between the parties and supersedes any and all prior negotiations or discussions, whether written or oral. This Agreement shall not be modified or amended except by an instrument in writing signed by all parties hereto, nor shall any right of any party hereunder be deemed waived, except by an instrument in writing signed by that party.

(d)          The various section headings in this Agreement are inserted for convenience and reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

(e)          This Agreement may be executed in one or more counterparts, each of which shall constitute evidence of one and the same agreement.

[The Remainder of This Page Intentionally Has Been Left Blank]

2

In Witness Whereof, the parties hereto have executed this Agreement as of the date first set forth above.

“Contributor”	JJAT CORP.

By:
Name: Robert Ellin
Title: Executive Chairman and President

“Company”	KOKO (CAMDEN) HOLDINGS (US), INC.

By:
Name: Robert Ellin
Its: Executive Chairman and President

3